GBH CPAs, PC	Exhibit 16.1
6002 Rogerdale Road, Suite 500
Houston, Texas 77072
Tel: 713-482-0000
Fax: 713-482-0099

November 9, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir or Madam:

We have read Item 4.01 of W&E Source Corp.’s Form 8-K to be filed with the Commission, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas